Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (the “Corporation”), hereby constitutes and appoints Simon Ayat, Howard Guild and Alexander C. Juden, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each of whom shall be authorized to act with or without the others, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute one or more registration statements (whether on Form S-4 or such other form as may be required) relating to the issuance of the Corporation’s common stock in connection with the merger of a wholly owned subsidiary of the Corporation with and into Smith International, Inc. and any and all amendments (including post-effective amendments) thereto, and any and all other instruments and documents as may be necessary, advisable or appropriate to enable the Corporation to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same or cause the same to be filed, with all exhibits thereto, with the Securities and Exchange Commission. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

/S/ ANDREW GOULD	/S/ NIKOLAY KUDRYAVTSEV
Andrew Gould Director Chairman and Chief Executive Officer Dated: April 22, 2010	Nikolay Kudryavtsev Director Dated: April 22, 2010

/S/ PHILIPPE CAMUS	/S/ ADRIAN LAJOUS
Philippe Camus Director Dated: April 22, 2010	Adrian Lajous Director Dated: April 22, 2010

/S/ PETER L.S. CURRIE	/S/ MICHAEL E. MARKS
Peter L.S. Currie Director Dated: April 22, 2010	Michael E. Marks Director Dated: April 22, 2010

/S/ JAMIE S. GORELICK	/S/ LEO RAFAEL REIF
Jamie S. Gorelick Director Dated: April 22, 2010	Leo Rafael Reif Director Dated: April 22, 2010

/S/ TONY ISAAC	/S/ TORE I. SANDVOLD
Tony Isaac Director Dated: April 22, 2010	Tore I. Sandvold Director Dated: April 29, 2010

/S/ K. VAMAN KAMATH	/S/ HENRI SEYDOUX
K. Vaman Kamath Director Dated: April 22, 2010	Henri Seydoux Director Dated: April 22, 2010

/S/ SIMON AYAT
Simon Ayat Executive Vice President and Chief Financial Officer Dated: April 22, 2010